SCHEDULE 14C INFORMATION
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              of the Securities Exchange Act of 1934 (Amendment No. )

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                 (Name of Registrant as Specified in Charter)

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                                 MTB GROUP OF FUNDS

                           MTB International Equity Fund

                                5800 Corporate Drive
                             Pittsburgh, PA 15237-7010

                                  _______ __, 2007

Dear Shareholder,

This letter is being provided to notify the shareholders of MTB International Equity Fund (Fund), a portfolio of MTB Group of Funds (Trust), of a "change of control" of the Fund's investment sub-advisor, Hansberger Global Investors, Inc. (Hansberger). This change of control caused the Fund's investment sub-advisory agreement (Prior Agreement) to automatically terminate, as required by the Investment Company Act of 1940, thereby requiring the Board of Trustees (Board) of the Trust to approve a new sub-advisory agreement with Hansberger that is substantially identical to the Fund's Prior Agreement, except for the dates of execution and termination.

The Trust and MTB Investment Advisors, Inc. (MTBIA) received an exemptive order from the U.S. Securities and Exchange Commission that permits MTBIA, as the Fund's investment advisor, to hire a new sub-advisor or make changes to an existing sub-advisory agreement with the approval of the Board, but without obtaining approval of the shareholders of the affected Fund. As a condition of this exemptive order, MTBIA and the Trust are required to furnish shareholders with information about the new sub-advisor and sub-advisory agreement.

The enclosed Information Statement provides information relating to the change of control of Hansberger and the approval of the new sub-advisory agreement. The changes described in the Information Statement do not require shareholder approval.

Please take a few minutes to review the attached materials and thank you for your investment in MTB Group of Funds.


Sincerely,


Carl W. Jordan
President
MTB Group of Funds

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                               INFORMATION STATEMENT
------------------------------------------------------------------------------

                                 MTB GROUP OF FUNDS

                           MTB International Equity Fund

                                5800 Corporate Drive
                             Pittsburgh, PA 15237-7010

Overview and Related Information

This Information Statement is being provided to shareholders of the MTB International Equity Fund (Fund), a portfolio of MTB Group of Funds (Trust), to provide information regarding a change of control of the Fund's investment sub-advisor, Hansberger Global Investors, Inc. (Hansberger), which took effect on March 9, 2007. This change of control caused the Fund's investment sub-advisory agreement (Prior Agreement) to terminate, as required by the Investment Company Act of 1940 (1940 Act), thereby requiring the Board of Trustees (Board) of the Trust to approve a new sub-advisory agreement (New Agreement) with Hansberger. The New Agreement is substantially identical to the Fund's Prior Agreement, except for the dates of execution and termination. We are not asking you for a proxy and you are requested not to send us a proxy.

Description of the Transaction

Hansberger serves as sub-advisor to the Fund and manages a portion of the assets of the Fund. The Board approved the New Agreement for the Fund because the Prior Agreement terminated when a change of control occurred in Hansberger Group, Inc. (HGI), Hansberger's parent company, resulting from the transfer of ownership of a controlling interest in HGI to IXIS Asset Management US Group, L.P. (IAMG) (the Transaction). The 1940 Act provides that a "change of control" of a fund's advisor or sub-advisor results in an "assignment," and a consequent automatic termination, of the investment management agreement between the fund and the fund's advisor or sub-advisor. Accordingly, as a result of the consummation of the Transaction, the Prior Agreement dated October 24, 2005 among the Trust, on behalf of the Fund, MTB Investment Advisors, Inc. (MTBIA), as the Fund's investment advisor, and Hansberger, terminated. In anticipation of pending termination of the Prior Agreement, the Board, at its December 13-14, 2006 regular meeting, approved the New Agreement with Hansberger, the terms of which are substantially identical to the terms of the Prior Agreement, except for the dates of execution and termination, to take effect on the date of the termination of the Prior Agreement (i.e., March 9, 2007).

Under the terms of the New Agreement, Hansberger makes investment decisions for the assets of the Fund allocated to it by MTBIA, and continuously reviews, supervises and administers the Fund's investment program with respect to these assets. The New Agreement does not require shareholder approval because the Trust has received permission from the U.S. Securities and Exchange Commission (SEC) to enter into a new sub-advisory agreement without the delay and expense of a shareholder vote. This special permission was made subject to several conditions. One of the conditions, which has been satisfied, is that the shareholders of the Fund must approve a policy to permit the Board and MTBIA to appoint and replace sub-advisors for the Fund and to enter into and amend its sub-advisory contract without seeking shareholder approval. Another condition requires shareholders to be notified of the details of any new sub-advisory agreement entered into by the Trust by sending the shareholders an Information Statement within 90 days of the hiring of the new sub-advisor. Therefore, you are receiving this Information Statement.

Details of Sub-Advisory Relationship and Information Regarding Hansberger
On September 20-21, 2005, the Board unanimously approved the recommendation of MTBIA, 100 East Pratt Street, 17th floor, Baltimore, MD 21202, to hire Hansberger as a sub-advisor for the Fund. MTBIA serves as advisor to the Fund under an investment advisory contract (Advisory Contract) which was last approved by a Consent of Sole Shareholder dated November 8, 2000. Under the Advisory Contract, MTBIA has the overall responsibility, subject to the oversight of the Board, for providing investment advisory services to the Trust. Also under the Advisory Contract, MTBIA is permitted to hire sub-advisors to assist it in investing the Trust's assets. MTBIA monitors and evaluates the performance of any sub-advisors and makes recommendations to the Board regarding their hiring, termination and replacement.

Hansberger is a Delaware corporation and registered investment advisor. Hansberger is located at 401 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301. As a result of the consummation of the Transaction on March 9, 2007, IAMG purchased (i) all of the shares of common stock of HGI (HGI Shares) owned or controlled by Mr. Thomas L. Hansberger and non-employee, third party investors (Sellers); and (ii) an additional number of HGI Shares held by employees of HGI or Hansberger. Upon consummation of the Transactions, IAMG's ownership interest in HGI Shares (on a fully diluted basis) was 83.4%, and the remaining 16.6% interest was held by employees of Hansberger. IAMG is located at 399 Boylston Street, Boston, Massachusetts 02116. Mr. Hansberger continues to serve as Chairman of HGI and Ronald W. Holt, Jr. now serves as President and Chief Executive Officer of HGI. Otherwise, the Transaction has not resulted in a change in the personnel or operations of Hansberger or in any changes in the investment approach of Hansberger with respect to the Fund.

Following is a list of the directors and principal executive officers of Hansberger and their principal occupation. Unless otherwise noted, the address of each person listed is 401 East Las Olas Blvd., Suite 1700, Fort Lauderdale, FL 33301.


------------------------------------------------------------------------------------
Name                    Principal Occupation
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Thomas L. Hansberger    Chairman of Hansberger; Director/CEO/President of HGI;
                        Director of HGI (HK) Ltd.; General Partner of SLW Family LP
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Ronald W. Holt, Jr.     President and Chief Executive Officer of Hansberger
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Wesley E. Freeman       Director/Managing Director of Institutional Marketing of
                        Hansberger
------------------------------------------------------------------------------------

Considerations Under the 1940 Act

Section 15(f) of the 1940 Act provides that an investment advisor/sub-advisor to a mutual fund (or its affiliates) may receive any amount or benefit in connection with a sale of any interest in such advisor which results in an assignment of an advisory contract if two conditions are satisfied. One condition is that, for a period of three years after such assignment, at least 75% of the board of directors or trustees of the fund cannot be "interested persons" of the new advisor or its predecessor. The second condition is that no "unfair burden" be imposed on the investment company as a result of the assignment or any express or implied terms, conditions or understandings applicable thereto.

In connection with the first condition of Section 15(f), the Trust currently meets this condition and expects to be able to continue meeting this condition. With respect to the second condition of Section 15(f), an "unfair burden" on a fund is defined in the 1940 Act to include any arrangement during the two-year period after any such transaction occurs whereby the investment advisor or its predecessor, or any interested person of such advisor, predecessor, or successor, receives or is entitled directly or indirectly to receive any compensation of two types. The first type is compensation from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the fund, other than bona fide ordinary compensation as principal underwriter for such fund. The second type is compensation from the fund or its security holders for other than bona fide investment advisory or other services. Both IAMG and HGI have informed the Trust that they are not aware of any arrangement whereby IAMG, HGI or any "interested person" of IAMG or HGI would impose an unfair burden on the Fund within the meaning of Section 15(f).

Description of the New Agreement and Comparison to the Prior Agreement

The Board approved the New Agreement at a meeting held on December 13-14, 2006 and last approved the continuance of the Prior Agreement at a meeting held on September 20-21, 2005. Under the New Agreement, Hansberger will provide the same services to the Fund as under the Prior Agreement. The terms of the New Agreement, including fees payable to Hansberger by the Fund thereunder, are substantially identical to those of the Prior Agreement, except for the dates of execution and termination. The New Agreement will continue in effect for an initial term of two years following March 9, 2007 and, after that, it will continue from year to year if such continuance is approved for the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder. The next several paragraphs briefly highlight some important provisions contained in the New Agreement.

Advisory Services. The services to be provided by Hansberger to the Fund under the New Agreement are identical to those services that were provided by Hansberger to the Fund under the Prior Agreement. Both the Prior Agreement and the New Agreement provide that Hansberger, subject to MTBIA's supervision, will (i) manage the portion of the Fund's assets allocated to Hansberger from MTBIA and (ii) select brokers and dealers to carry out portfolio transactions for the portion of the Fund's assets allocated to Hansberger from MTBIA.

Expenses. The provisions of the New Agreement regarding expenses are identical to the provisions of the Prior Agreement. Under the terms of the Prior Agreement and the New Agreement, Hansberger will bear all expenses incurred by it in the performance of its duties. The Trust and the Fund shall be responsible for custody fees and other charges and expenses of the Fund's operations such as brokers' commissions, underwriting fees and compensation of the Trustees, independent accountants and legal counsel.

Compensation. Hansberger will receive compensation at the same rate under the provisions of the Prior Agreement and the New Agreement. Under the Prior Agreement and the New Agreement, Hansberger receives a sub-advisory fee from MTBIA at the annual rate of 0.60% of the average daily net assets of the Fund that it manages. For the calendar year ended December 31, 2006, Hansberger received $242,599.99 from MTBIA for investment sub-advisory services to the Fund. All sub-advisory fees are paid by MTBIA out of its investment advisory fee. Hansberger may voluntarily waive all or a portion of its sub-advisory fee in its sole discretion.

Duration and Termination of the Agreement. The Prior Agreement for the Fund originally was in effect for an initial term of two years and could be continued thereafter for successive one year periods if such continuance was specifically approved at least annually (i) by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Independent Trustees. The New Agreement provides that it will continue in effect for an initial two year period and, after that, it will continue in effect from year to year as long as the continuation is approved at least annually in the manner described above. The Prior Agreement and New Agreement provide that each may be terminated without penalty by the Trust, on 60 days' written notice to Hansberger, or by Hansberger upon 120 days' written notice to the Trust, and will terminate automatically in the event of its "assignment," as defined in the 1940 Act.

Liability of Hansberger. The Prior Agreement and New Agreement provide that Hansberger will not be liable to MTBIA, the Trust or the Fund, any shareholder of the Fund, or to any person or organization, except for liability arising from Hansberger's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties.

Basis for the Trustees' Approval of the New Agreement

In approving the New Agreement, the Board met at a regular meeting on December 14, 2006 and based its decision on its consideration of numerous factors, no single one of which was determinative. Such factors included the following: the nature, extent and quality of the services rendered to the Fund; the distinct investment objective and policies of the Fund; the history, organizational structure, financial condition and reputation of Hansberger, and the qualification and background of Hansberger's personnel; the practices and policies of Hansberger with respect to selecting brokers and executing trades; Hansberger's compliance program; relevant regulatory, compliance or litigation matters; Hansberger's business continuity program; the short- and long-term investment performance record of Hansberger and the Fund, both on a gross basis and net of expenses; the reasonableness of the fees to be paid to and the profits to be realized by Hansberger (including any benefits to be received by Hansberger or its affiliates in connection with soft dollar arrangements); whether the fees to be paid to Hansberger were competitive with the fees they charge other clients that are similarly managed; how competitive forces in the market impacted the ability to secure the services of advisors and negotiate fees; the extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale; and other factors deemed relevant.

Additional Information Regarding Hansberger

In addition to serving as investment sub-advisor to the Fund, Hansberger serves as investment advisor or sub-advisor to the funds listed below:

------------------------------------------------------------------------------------
Fund              Net Assets of the  Contractual Annual Rates of     Advisor or
                         Fund         Compensation to Hansberger
                    as of December       (based on each Fund's
                       31, 2006       average daily net assets)      Sub-Advisor
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Hansberger          $309.3 million                                Advisor
Institutional                        1.00% on all assets(1)
Series -
Emerging Markets
Fund
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Hansberger          $60.9 million    0.75% on all assets (1)      Advisor
Institutional
Series -
International
Core Fund
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Hansberger          $569.2 million   0.75% on all assets (1) (2)  Advisor
Institutional
Series -
International
Growth Fund
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Hansberger          $289.9 million   0.75% on all assets (1)      Advisor
Institutional
Series -
International
Value Fund
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Hansberger          $169.7 million   0.45% of the first $200      Sub-Advisor
International                        million
Fund                                 0.40% of amounts over $200
                                     million
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
IXIS Equity        $5.0 million (3)  0.45% of the first $250      Sub-Advisor
Diversified                          million
Portfolio                            0.40% of amounts over $250
                                     million
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
IXIS Moderate     $12.9 million (3)  0.45% of the first $250
Diversified                          million
Portfolio                            0.40% of amounts over $250   Sub-Advisor
                                     million
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
ING                 $57.9 million    0.45% of the first $500      Sub-Advisor
International                        million
Capital                              0.40% of the next $500
Appreciation Fund                    million
                                     0.35% of assets in excess
                                     of $1 billion
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Pacific Capital     $219.7 million   0.60% of the first $75       Sub-Advisor
International                        million
Stock Fund                           0.35% of assets in excess
                                     of $75 million
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Vanguard           $3.0 billion (3)  0.475% of the first $50      Sub-Advisor
International                        million
Value Fund                           0.15% of the next $450
                                     million
                                     0.12% of the next $500
                                     million
                                     0.11% of assets over $1
                                     billion
                                     The above "basic" fee is
                                     adjusted up or down
                                     depending on the cumulative
                                     investment performance of
                                     the fund relative to its
                                     benchmark
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
First American      $30.1 million    0.45% of first $100 million  Sub-Advisor
International                        0.40% of the next $325
Select Fund                          million
                                     0.35% of the next $112.5
                                     million
                                     0.30% of  assets in excess
                                     of $537.5 million
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
IXIS Hansberger     $45.4 million    0.70% on all assets          Sub-Advisor
Global Emerging
Markets Fund
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
IXIS Hansberger     $29.4 million    0.70% on all assets          Sub-Advisor
Emerging Latin
American Fund
------------------------------------------------------------------------------------


(1) Hansberger has provided a letter agreement to the International Value Fund, Emerging Markets Fund, International Growth Fund and International Core Fund whereby Hansberger will waive a portion of its management fee (and, to the extent necessary, bear other expenses) if total expenses, not including brokerage, interest, taxes, deferred organizational and extraordinary expenses, exceed 1.00% and 1.15% (1.25% and 1.40% for the Emerging Markets Fund) for the Institutional and Advisor Class shares of each Fund, respectively.

(2) Hansberger has voluntarily agreed to provide a breakpoint in the advisory fee of the International Growth Fund such that Hansberger will reduce its management fee from 0.75% to 0.70% on the combined assets of the International Growth Fund and the ING International Capital Appreciation Fund (a registered fund that is sub-advised by Hansberger). This breakpoint may be discontinued at any time. Hansberger does not have a present intent of discontinuing the breakpoint as a result of the Transaction.

(3) Hansberger only manages a portion of this Fund's assets and other sub-advisors manage the remaining portions of the Funds' assets. This amount reflects the net assets of the portfolio that are managed by Hansberger.

Additional Information Regarding the Trust and the Fund

The Trust. The Trust is organized as a Delaware statutory trust and is registered with the SEC as an open-end management investment company.

The Principal Underwriter and Administrators. The Fund's principal underwriter is Edgewood Services, Inc., 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-5829. The co-administrators for the Fund are M&T Securities, Inc., One M&T Plaza, Buffalo, NY 14203; and Federated Services Company, Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

Other Information. The annual report for the Fund, which includes audited financial statements for its fiscal year ended April 30, 2006, was mailed to shareholders on or about June 29, 2006. The semi-annual report for the Fund, which includes unaudited financial statements for the period ended October 31, 2006, was mailed to shareholders on or about January 2, 2007. The Fund will promptly provide, without charge and upon request, a copy of the Fund's annual report and/or semi-annual report. Requests for the annual report or semi-annual report for the Fund may be made by writing to the Fund's principal executive offices located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 or by calling the Fund toll-free at 1-800-836-2211.


                                                                  ______, 2007


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IMPORTANT NOTICE ABOUT FUND DOCUMENT DELIVERY
------------------------------------------------------------------------------

In an effort to reduce costs and avoid duplicate mailings, the Fund intends to deliver a single copy of certain documents to each household in which more than one shareholder of the Fund resides (so-called "householding"), as permitted by applicable rules. The Fund's "householding" program covers its Prospectuses and Statements of Additional Information, and supplements to each, as well as Semi-Annual and Annual Shareholder Reports and any Proxies or information statements. Shareholders must give their written consent to participate in the "householding" program. The Fund is also permitted to treat a shareholder as having given consent (implied consent) if (i) shareholders with the same last name, or believed to be members of the same family, reside at the same street address or receive mail at the same post office box, (ii) the Fund gives notice of its intent to "household" at least sixty (60) days before they begin "householding" and (iii) none of the shareholders in the household have notified the Fund or its agent of the desire to "opt out" of "householding." Shareholders who have granted written consent, or have been deemed to have granted implied consent, can revoke that consent and opt out of "householding" at any time: shareholders who purchased shares through an intermediary should contact their representative; other shareholders may call the Fund at 1-800-836-2211.

Edgewood Services, Inc., Distributor

Cusip 55376T791
Cusip 55376T783
Cusip 55376T775
36599 (5/07)